Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-273543) on Form F-1 and the registration statement (No. 333-274779) on Form S-8 of our report dated April 16, 2024, with respect to the consolidated financial statements of Marti Technologies, Inc.

/s/ KPMG BAĞIMSIZ DENETİM VE SMMM A.Ş.

İstanbul, Türkiye

April 16, 2024